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                                                                    EXHIBIT 23.2

                CONSENT OF ERNST & YOUNG, INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement
(Form S-8 dated August 10, 2001) pertaining to the Amended and Restated 1997 Stock Option Plan, the 1999 Employee Stock Purchase Plan, the 1999 Director Option Plan and the 2000 Nonstatutory Stock Option Plan of XCare.net, Inc., of our report dated June 22, 2001, with respect to the financial statements of Confer Software, Inc. included in the Current Report (Form 8-K/A) filed with the Securities and Exchange Commission on July 31, 2001.


                             /s/ Ernst & Young, LLP
Denver, Colorado
August 13, 2001